UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 12, 2017

CAPSTONE SYSTEMS INC
(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-207100	30-0867167
(Commission File Number)	(IRS Employer Identification No.)

242 Dolenjska cesta, Ljubljana, Slovenia, 1000

(Address of Principal Executive Offices)

Phone: (725)333-4110

(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

As disclosed in the Company’s 8-K filed on September 13, 2017, on September 12, 2017, the Board of Directors of the Registrant dismissed MICHAEL GILLESPIE & ASSOCIATES, PLLC, the company’s independent registered public account firm. The report of MICHAEL GILLESPIE & ASSOCIATES, PLLC on the Company’s financial statements for the year ended May 31, 2016 did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements with MICHAEL GILLESPIE & ASSOCIATES, PLLC whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to MICHAEL GILLESPIE & ASSOCIATES, PLLC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant’s financial statements.

The registrant requested that MICHAEL GILLESPIE & ASSOCIATES, PLLC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter was not available to file with the original 8-K. Subsequently MICHAEL GILLESPIE & ASSOCIATES, PLLC furnished us with the letter and it has been filed as Exhibit 16.1 to this Form 8-K/A.

On September 12, 2017, the registrant engaged Jeffrey T. Gross, Ltd, Certified Public Accountants as its independent accountant. During the most recent fiscal year (since inception) and the interim periods preceding the engagement, the registrant has not consulted Jeffrey T. Gross, Ltd, Certified Public Accountants regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

16.1	Letter dated September 14, 2017 from MICHAEL GILLESPIE & ASSOCIATES, PLLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 15, 2017	By:	/s/ Jure Perko
	Name:	Jure Perko
	Title:	CEO & CFO

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